Employment Agreement

     This Employment Agreement (the "Agreement") is entered into by and among Mark Sand, an individual residing in the State of Florida (the "Employed Executive") and Funds America Finance Corporation, a Delaware corporation (the "Company"), the Employed Executive and the Company being collectively referred to as the "Parties" and generically as a "Party".

Preamble:

     WHEREAS, the Company's Board of Directors is of the opinion that in conjunction with development of the Company's future plans, it must assure itself of the services of an experienced chief operating officer on a long term basis and in conjunction therewith, desires to assure itself of the services of the Employed Executive, who currently serves as its vice president, treasurer, director, chief financial officer and chief operating officer; and

     WHEREAS, the Employed Executive is thoroughly knowledgeable with all aspects of the Company's operations and plans; and

     WHEREAS, the Employed Executive is agreeable to serving as the senior vice president and chief operating officer, on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                  Witnesseth:

                                  Article One
                      Term, Renewals, Earlier Termination

1.1     Term.

     This Agreement shall be for an initial term of two years, commencing on the 1st day of May, 1999.

1.2     Renewals.

     This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 180th day prior to termination of the then current term.

1.3     Earlier Termination.

     The Company shall have the right to terminate this Agreement prior to the expiration of its Term, or of any renewals thereof, subject to the provisions of
Section 1.4:

(a)     For Cause:

     (1)The Company may terminate the Employed Executive's employment under this Agreement at any time for cause.

     (2)Such termination shall be evidenced by written notice thereof to the Employed Executive, which notice shall specify the cause for termination.

     (3)For purposes hereof, the term "cause" shall mean the inability of the Employed Executive, through sickness or other incapacity, to perform his duties under this Agreement for a period in excess of one month, the refusal of the Employed Executive Designee to follow the directions of the Company's Board of Directors; dishonesty; theft; or conviction of a crime.

(b)     Discontinuance of Business:

In the event that the Company discontinues operating its business, this Agreement shall terminate as of the last day of the month on which the Company ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof.

(c)     Death:

     This Agreement shall terminate immediately on the death of the Employed Executive.

1.4     Final Settlement.

     Upon termination of this Agreement and payment to the Employed Executive of all amounts due him hereunder, the Employed Executive or his representative shall execute and deliver to the Company on a form prepared by the Company a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to the Company all records, manuals and written procedures, as may be desired by the Company for the continued conduct of its business.

                                  Article Two
                              Scope of Employment

2.1     Retention.

     The Company hereby hires the Employed Executive and the Employed Executive hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2     General Description of Duties.

(a)The Employed Executive shall perform the duties generally associated with the
position  of  a  member  of  a  corporation's   board  of  directors  and  as  a
corporation's chief operating officer.

(b)Without limiting the generality of the foregoing, the Employed Executive shall supervise all of the Company's day to day business operations and the Company's other executive officers (other than the President), subject only to compliance with the directions of the Company's President and board of directors, applicable laws and fiduciary obligations to the Company.

2.3     Status.

(a)Throughout the term of this Agreement, the Employed Executive shall serve as a member of the Company's board of directors and as the Company's senior vice president and chief operating officer.

(b)In the event that he is not elected to such position, then, at the option of the Employed Executive, this Agreement will be deemed terminated, effective as of the earliest time that it can be reasonably determined that such election will not take place. 2.4 Exclusivity.

     The Employed Executive shall, unless specifically otherwise authorized by the Company's Chairman, on a case by case basis, devote his business time exclusively to the affairs of the Company.


                                 Article Three
                                  Compensation

3.1     Compensation.

     As consideration for the Employed Executive's future services to the Company and for his entry into this Agreement, the Company hereby grants the Employed Executive the following compensation:

(a)An annual bonus payable in shares of the Company's common stock, determined by dividing 3.84% of the Company's net, pre-tax profits for the subject calendar year by the average bid price for the Company's common stock at during the last five trading days prior to the end of the last day of each year and the initial five days of the new year, provided, however, that this Agreement shall have been in effect for at least one half of the subject year and that the Company's common stock shall have been actively trading on a public market within the United states for a period of at least six months.

(b)An annual cash bonus equal to 3.84% of the Company's pre-tax profits for the subject calendar year, provided, however, that this Agreement shall have been in effect for at least one half of the subject year.

(c)A guaranteed minimum weekly draw against the annual bonus described above, in a sum equal to 1/52 of the bonus that would have been payable during the preceding 365 days, had this Agreement then been in effect; provided, however, that the minimum weekly draw shall not be less that $500 unless the Company has not generated net, pre-tax profits adequate to make such payment and comparable payments due to the Company's other executive officers, in which case the payment will be waived.

3.2  Exchange of Assets for Common Stock with the Employed Executive

(a)The Company hereby exchanges 2,000,000 shares of its authorized but heretofore unissued common stock, $0.001 per share par value, with the Employed Executive pursuant to the tax free reorganization provisions of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "IRC Code"), for the series of secured third party notes more particularly described in exhibit 3.2 annexed hereto and made a part hereof (the "Notes"), which the Employed Executive hereby conveys to the Company.

(b)The Parties hereby agree that the reasonable current value of the Notes is $100,000 and the Company hereby represents and warrants to the Employed Executive that the shares being issued will, upon issuance, constitute in excess of 80% of the Company's outstanding common stock.

(c)In the event that this Employment Agreement is terminated by the Company without the Employed Executive's prior written consent, or, by the Employed Executive as a result of the failure of the Company to continue to elect him as a member of its Board of Directors and as its senior vice president and chief operating officer, then the Employed Executive shall have the right to exchange the common stock issued by the Company in exchange for the Notes (or an equivalent amount of the Company's common stock) with the Company for the sum of $100,000 plus interest from the date of the original exchange, compounded annually, at the annual rate of 7%.

3.3     Exemption From Registration

(a)The Employed Executive hereby represents, warrants, covenants and acknowledges that:

     (1)The stock to be issued as compensation under Section 3.1 and in exchange for the Notes pursuant to Section 3.2 of this Agreement (the "Stock") will be issued without registration under the provisions of Section 5 of the Securities Act of 1933, as amended (the "Act") or the securities regulatory laws and regulations of the State of Florida (the "Florida Securities Act") pursuant to exemptions provided pursuant to Section 4(2) of the Act and comparable provisions of the Florida Securities Act, including, without limitation, Section 517.061(11), Florida Statutes;

     (2)The Employed Executive shall be responsible, at the Company's expense, for preparing and filing any required reports concerning this transaction with the Florida Securities Division and payment of any required filing fee;

     (3)All of the Stock will bear legends restricting its transfer, sale, conveyance or hypothecation unless such Stock is either registered under the provisions of Section 5 of the Act and under the Florida Securities Act, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to the Company is provided by the Employed Executive to the effect that such registration is not required as a result of applicable exemptions therefrom;

     (4)The Company's transfer agent shall be instructed not to transfer any of the Stock unless the Company advises it that such transfer is in compliance with all applicable laws;

     (5)The Employed Executive is acquiring the Stock for his own account, for investment purposes only, and not with a view to further sale or distribution; and

     (6)The Employed Executive or his advisors have examined the Company's books and records and have questioned the Company's officers and directors as to such matters involving the Company as the Employed Executive deemed appropriate.

(b)Notwithstanding the provisions of Section 3.3(a), the Stock shall, to the extent legally possible based on the Company's ability to meet applicable legal requirements, be listed with any stock exchange or securities market on which the Company's common stock is admitted to trading.

3.4     Benefits

     The Employed Executive shall be entitled to a benefit package equal to the most favorable benefit package provided by the Company or its subsidiaries to any of its employees, officers, directors, consultants or agents.

3.5     Indemnification

     The Company will defend, indemnify and hold the Employed Executive harmless from liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions in good faith on behalf of the Company, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made by the Company in a manner making it unnecessary for the Employed Executive to incur any out of pocket expenses; provided, however, that the Employed Executive permits the Company to select and supervise all personnel involved in such defense and that the Employed Executive waive any conflicts of interest that such personnel may have as a result of also representing the Company or other Company personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.


                                  Article Four
                               Special Covenants

4.1     Confidentiality.

(a)The Employed Executive acknowledges that, in and as a result of his employment hereunder, he will be developing for the Company, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as the Company's trade secrets, systems, procedures, manuals, confidential reports and lists of clients and lenders; consequently, as material inducement to the entry into this Agreement by the Company, the Employed Executive hereby covenants and agrees that he shall not, at anytime during or following the terms of his employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment by the Company, or the Company's affiliates.

(b)In the event of a breach or threatened breach by the Employed Executive of any of the provisions of this Section 4.1, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Employed Executive, or by the Employed Executive's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him.

4.2     Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to the Company as a result of a breach by the Employed Executive of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect the Company's interests, the Employed Executive hereby covenants and agrees that the Company shall have the following additional rights and remedies in the event of a breach hereof:

(a)The Employed Executive hereby consents to the issuance of a permanent injunction enjoining him from any violations of the covenants set forth in
Section 4.1 hereof; and

(b)Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which the Company may sustain prior to the effective enforcement of such injunction, the Employed Executive hereby covenants and agrees to pay over to the Company, in the event he violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

     (i)Any payment or compensation of any kind received by him because of such violation before the issuance of such injunction, or

     (ii)The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by the Company as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to the Company for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect the Company from the injury caused by such breaches would be injunctive relief.

4.3     Cumulative Remedies.

     The Employed Executive hereby irrevocably agrees that the remedies described in Section 4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which the Company is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4     Acknowledgment of Reasonableness.

(a)The Employed Executive hereby represents, warrants and acknowledges that he has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the Employed Executive hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Employed Executive hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties.

(b)In determining the nature of this limitation, the Employed Executive hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5     Unauthorized Acts.

     The Employed Executive hereby covenants and agrees that he will not do any act or incur any obligation on behalf of the Company of any kind whatsoever, except as authorized by the Company's Board of Directors.


                                  Article Five
                                 Miscellaneous

5.1     Notices.

(a)All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To the Employed Executive:
                                   Mark Sand
           5555 North Ocean Boulevard; Fort Lauderdale, Florida 33308

To the Company:
                         Charles Scheuerman, President
                       Funds America Finance Corporation
2501 East Commercial Boulevard, Suite 210; Fort Lauderdale, Florida 33308 with a copy by facsimile transmission and e-mail directed to (954) 489-0500 and mojolive@aol.com, respectively or to such other addresses, fax numbers or e-mail addresses as may be reflected from time to time in Company filings displayed on the Securities and Exchange Commission's EDGAR web site.

or to such other address or to such other person as any party shall designate to the other for such purpose in the manner hereinafter set forth.

(b)The Parties acknowledge that The Yankee Companies, Inc., a Florida corporation which serves as a consultant to the Company ("Yankees") has acted as scrivener for the Parties in this transaction using forms developed for it by its own legal counsel and business advisors and that because it is neither a law firm nor a regulated entity and because of the inherent conflict of interests involved, it has required as a condition to the use of this form that all of the Parties retain independent counsel to review this Agreement on their behalf.

5.2     Amendment.

     No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

5.3     Merger.

(a)This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(b)All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4     Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5     Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6     Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7     Litigation.

(a)In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not any formal proceedings are initiated.

(b)In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1)(A)First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, three by the Company and three by the Employed Executive.

          (B)The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

     (2)In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, three by the Company and three by the Employed Executive.

     (3)(A)1.Expenses of mediation shall be borne by the Company, if successful.

               2.Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

          (B)If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

5.8     Benefit of Agreement.

(a)This Agreement may not be assigned by the Employed Executive without the prior written consent of the Company.

(b)Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9     Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12     Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in the Company, with privity as to the Company strictly limited to the Company.

5.13     Counterparts.

(a)     This Agreement may be executed in any number of counterparts.

(b)Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document eventually filed with the Securities and Exchange Commission if the Company's plan to become a public company are ever effectuated.

5.14     License.

(a) This Agreement is the property of Yankees (as that term has been hereinbefore defined).

(b)The use hereof by the Parties is authorized hereby solely for purposes of this transaction and, the use of this form of agreement or of any derivation thereof without Yankees's prior written permission is prohibited.


*                                      *                                      *

     In Witness Whereof, the Parties have executed this Agreement, effective as of the 12 day of April, 1999.

Signed, Sealed & Delivered
     In Our Presence

                                               Funds America Finance Corporation
--------------------------
                                                  /s/ Charles Scheuerman
__________________________               By:     ________________________
                                                  Charles Scheuerman, President

(CORPORATE SEAL)                                  /s/ Janet Leyva
                                        Attest:     __________________________
                                                  Janet Leyva,  Secretary


                                                              Employed Executive
--------------------------
                                                /s/ Mark Sand
--------------------------                    ------------------------
                                                  Mark Sand